UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Huntington Strategy Shares

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(IRS Employer Identification No.)

c/o Huntington Strategy Shares P.O. Box 6110, Indianapolis, IN	46206-6110
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered
Huntington US Equity Rotation Strategy ETF	NYSE Arca, Inc.
Huntington EcoLogical Strategy ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-170750

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-170750 and 811-22497), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR Accession No. 0001193125-12-257390 on June 1, 2012, which is incorporated herein by reference.

Huntington US Equity Rotation Strategy ETF has an I.R.S. Employer Identification Number of 27-4672820 and Huntington EcoLogical Strategy ETF has an I.R.S. Employer Identification Number of 27-4672692.

Item 2.	Exhibits.

A.	Registrant’s Certificate of Trust dated September 1, 2010 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-170750 and 811-22497), as filed with the SEC via EDGAR Accession No. 0001506213-10-000011 on November 22, 2010.

B.	Registrant’s Agreement and Declaration of Trust dated September 1, 2010 is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-170750 and 811-22497), as filed with the SEC via EDGAR Accession No. 0001506213-10-000011 on November 22, 2010.

C.	Registrant’s By-Laws are incorporated herein by reference to Exhibit (b) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-170750 and 811-22497, as filed with the SEC via EDGAR Accession No. 0001506213-10-000011 on November 22, 2010.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Huntington Strategy Shares

Date: June 1, 2012	By:	/s/ R. Jeffrey Young
Chief Executive Officer